SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is entered into by and between Nephros, Inc., and its affiliates and subsidiaries (the “Company”), and Norman J. Barta (“Barta”), as of September 15, 2008 (the “Effective Date”). The Company and Barta are referred to herein as the “Parties.”

WHEREAS, Barta is employed as Chairman, President and Chief Executive Officer of the Company pursuant to an Employment Agreement, dated as of July 1, 2007 (the“Employment Agreement”), under which the Parties agreed to certain terms and conditions relating to Barta’s employment with the Company;

WHEREAS, because of his employment as an executive of the Company, Barta has obtained intimate and unique knowledge of all aspects of the Company’s business operations, current and future plans, financial plans and other confidential and proprietary information;

WHEREAS, Barta and the Company mutually desire to terminate their employment relationship and Barta desires to resign as a member of the Company’s Board of Directors and to resign his positions as Chairman, President, Chief Executive Officer, Secretary and Treasurer of the Company, and all other director, officer and employee positions (other than the Transition Role, as defined below), if any, held by Barta in the Company or any of its subsidiaries or affiliates effective as of the Effective Date;

WHEREAS, Barta and the Company mutually desire that, Barta shall be employed by the Company in the Transition Role after his termination as an officer, subject the terms and conditions set forth herein;

WHEREAS, the Parties desire to finally, fully and completely resolve all disputes that now or may exist between them, including, but not limited to those concerning Barta’s job performance and activities while employed by the Company and his hiring, employment and termination from the Company, and all disputes over benefits and compensation connected with such employment, and specifically, but not limited to, any disputes arising from the terms of Barta’s employment as set forth in the Employment Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Barta agree as follows:

1. Termination; Transition.

(a) Termination. The Parties agree that the Employment Agreement shall terminate on the Effective Date. Effective as of the Effective Date, Barta hereby resigns his positions as Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer and all other director, officer, and employee positions with the Company and any of the Company’s subsidiaries or affiliates, other than the Transition Role (as defined below). On the Effective Date, Barta will execute a resignation letter in the form attached hereto as Exhibit A, and provide any other documents, if necessary, to effect his resignation(s).

(b) Transition. The Parties hereby agree that for a period of up to 26 days following the Effective Date (the “Transition Period”), Barta shall consult as reasonably needed and not necessarily on a full time basis with officers, directors and agents of the Company and otherwise provide assistance in the Company’s transition to a new chief executive officer as reasonably requested by the Company (the “Transition Role”); provided, however, that the Company may choose to terminate the Transition Period at any time in the event that Barta does not render the services required by this Section in the Transition Role. During the Transition Period, Barta shall be paid an amount equal to his current pre-Transition Period salary, which shall be paid in the same manner as prior to the Transition Period, and shall be provided with the same benefits as his current pre-Transition Period benefits for the Transition Period. Transition Period payments shall be by wire transfer or direct deposit through the Company’s payroll system to Barta’s account shown therein. Upon at least seven (7) days prior written notice, Barta may elect a different account for the wire transfer or direct deposit. Barta’s last day of employment with the Company in any capacity will not be later than October 10, 2008 (the “Separation Date”).

2. Certain Payments and Benefits.

(a) Accrued Obligations. On or prior to the third day following the Separation Date, Barta shall submit expense requests and supporting documentation for any unpaid reimbursable company-related expenses, and within five (5) days following the Separation Date, the Company shall pay Barta for reimbursement for unpaid reimbursable company-related expenses for which Barta has timely submitted expense requests and supporting documentation, and for all unpaid salary, other earned but unpaid benefits relating to Barta’s employment with the Company, and any accrued but unused vacation through the Separation Date (the “Accrued Obligations”).  Except as stated in this Agreement or as required by law, all other compensation and benefits which relate to Barta’s employment with the Company, including any benefits set forth in the Employment Agreement or in any other employee benefit plan, policy or program, except as memorialized in this Agreement, shall cease as of the Separation Date.

(b)  Milestone Bonus payment. Within five (5) days following the Separation Date, the Company shall pay Barta $18,000 in fulfillment of the contractual Milestone Bonus stipulated upon successful completion of the clinical trial of the OLpurTM H2HTM Hemodiafiltration Module and OLpurTM MD220 Hemodiafilter in the United States.

(c) Separation Payments. The Company will pay Barta his current pre-Transition Period base salary for a period of six months following the Separation Date (the “Severance Period”), minus normal payroll withholdings and taxes, if applicable (“Separation Payments”), payable in accordance with the Company’s normal payroll practices beginning with the first payroll period following the Separation Date. Separation Payments shall be by wire transfer or direct deposit through the Company’s payroll system to Barta’s account shown therein. Upon at least seven (7) days prior written notice, Barta may elect a different account for the wire transfer or direct deposit. Barta shall be entitled to submit a revised and restated IRS Form W-4 and/or New York Form IT-2104 to Company with regard to income tax withholding amounts. The Separation Payments will not be treated as compensation under the Company’s 401(k) Plan or any other retirement plan.

(d)  Benefits. For a period of six (6) months after the Separation Date, Barta shall continue to participate in all employee benefit plans, programs, and arrangements providing health, medical, disability and life insurance benefits in which Barta (or as applicable, his spouse or estate) may be entitled pursuant to the plans and programs of the Company in which Barta was participating prior to the Transition and Severance Periods, the terms of which allow Barta’s continued participation, as if Barta had continued in employment with Company during the Severance Period. Alternatively, if such plans, programs, or arrangements do not allow Barta’s continued participation for the six (6) month period following the Separation Date, if Barta timely elects COBRA continuation coverage or similar continuation coverage provided for under New York or New Jersey law, Company will pay the monthly insurance premiums of such coverage for the levels and types of coverage Barta maintained for Barta’s benefit prior to the Transition and Severance Periods. In any case, at the end of the six (6) month period, Barta may pursue alternative continuation insurance coverage at his own expense. The Company will provide Barta with any notification as required by law with respect to such alternative coverage and reasonable assistance in completing any documents relating to such alternative continuing insurance coverage.

(e) Options. The parties acknowledge that Barta has been granted certain options (collectively, the “Options”) under equity incentive plans of the Company, including the Amended and Restated Nephros 2000 Equity Incentive Plan and the Nephros, Inc. 2004 Stock Incentive Plan, which are represented by certain Option Agreements (the “Option Agreements”) that will survive the termination of Barta’s employment. Pursuant to the terms of such Option Agreements, 347,221 of shares subject to the Options granted on November 8, 2007 remain unvested as of the Effective Date and shall automatically be cancelled and forfeited by Barta as of the Separation Date. The shares subject to the Options granted on January 24, 2000, December 14, 2004, and November 8, 2007 that vested prior to the Separation Date shall remain exercisable until three months after the Separation Date, in accordance with the terms of the respective Option Agreements. The Option granted on January 30, 2003 shall remain exercisable until nine months after the Separation Date, in accordance with the terms of such Option Agreement.

(f) Waiver of Additional Compensation or Benefits. Other than the Separation Payments and other obligations provided for in this Agreement, Barta shall not be entitled to any additional compensation, benefits, payments or grants under any benefit plan, severance plan or bonus or incentive program established by the Company or any of the Company’s affiliates. Any vested interest held by Barta in the Company’s 401(k) Plan, retirement plan and any other plans in which Barta participates, including the 401(k) matching payments for contributions made up to and including the Separation Date, shall be maintained and/or distributed at Barta’s direction, e.g., rolled over or otherwise, in accordance with the terms of the plan and applicable law. Barta agrees that the release in Paragraph 4 covers any claims he might have regarding his compensation, bonuses, stock options or grants and any other benefits he may or may not have received during his employment with the Company.

(g) No Duty to Mitigate. Barta shall be under no duty to mitigate any losses or damage to Company with respect to any amounts payable pursuant to Section 2 of this Agreement, by seeking other employment or otherwise, nor shall the amount of any payments provided under this Section 2 be reduced by any compensation earned by Barta as the result if employment by another employer after the termination of Barta’s employment or otherwise.

(h) Life InsuranceTransfer. Company shall cooperate with Barta regarding the transfer of ownership to Barta, named beneficiaries, payee addresses, and otherwise under any life insurance policies, more particularly, without limitation, policy number 16-957-587, Plan 75, with ISA Number 97-430-81; provided that Barta assumes all of the Company’s obligations with respect to such policies and the relevant insurer provides the Company with an acknowledgement and/or consent to such assignment and assumption (which may include a release of the Company) in form and substance satisfactory to the Company.

3. Press Release. In connection with the termination of Barta’s employment with the Company, Barta hereby agrees to the Company’s issuance of a press release, and internal communications and external communications regarding his separation from his employment; provided that the Parties shall mutually approve the language of any press release; provided further that Barta shall not unreasonably withhold his approval or that Company shall not unreasonably propose and impose language for the press release and other communications on Barta. Any such announcements or statements shall not contain any disparaging statements about Barta. The Company agrees to include a favorable quote from the lead director of the Board of Directors concerning Barta in any press release and other communications issued relating to Barta’s resignation.

4. Mutual Release and Waiver.

(a) By Barta. In consideration of the payments and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by Barta, Barta, on his own behalf and on behalf of his agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Releasing Parties”) hereby fully releases, remises, acquits and forever discharges the Company and all of its affiliates, and each of their respective past, present and future officers, directors, shareholders, equity holders, members, partners, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the “Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive or any other kind of damages, which any of the Releasing Parties ever have had in the past or presently have against the Released Parties, and each of them, arising from or relating to Barta’s employment with the Company or its affiliates or the termination of that employment or any circumstances related thereto, or any other matter, cause or thing whatsoever, including without limitation all claims arising under or relating to employment, employment contracts (including the Employment Agreement), employee benefits or purported employment discrimination or violations of civil rights of whatever kind or nature, including without limitation all claims arising under the Age Discrimination in Employment Act (“ADEA”), the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, the Sarbanes-Oxley Act, the New York State Labor Laws or any other applicable federal, state or local employment discrimination statute, law or ordinance, including, without limitation, any workers’ compensation or disability claims under any such laws, claims for wrongful discharge, breach of express or implied contract or implied covenant of good faith and fair dealing, and any other claims arising under state or federal law, as well as any expenses, costs or attorneys’ fees. Barta further agrees that Barta will not file or permit to be filed on Barta’s behalf any such claim. Notwithstanding the preceding sentence or any other provision of this Agreement, this release is not intended to interfere with Barta’s right to file a charge with the Equal Employment Opportunity Commission (the “EEOC”) in connection with any claim he believes he may have against the Company or its affiliates. However, by executing this Agreement, Barta hereby waives the right to recover in any proceeding Barta may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission on Barta’s behalf. This release shall not apply to any of the Company’s obligations under this Agreement, or any vested 401(k), retirement plan, health, medical or dental insurance or continuing benefits or perquisites to which Barta is entitled under this Agreement or any tax qualified pension plan of the Company or its affiliates, COBRA continuation coverage benefits or any other similar benefits required to be provided by statute. Barta does not release his right to enforce the terms of this Agreement. Barta acknowledges that certain of the payments and benefits provided for in Section 2 of this Agreement constitute good and valuable consideration for the release contained in this Section 4.

(b) By the Company. In consideration of the mutual promises contained in this Agreement, that being good and valuable consideration, the receipt, adequacy, and sufficiency which are acknowledged by the Company, on behalf of itself and all of its subsidiaries, and their present and former representatives, agents, employees, officers, directors, attorneys, stockholders, plan fiduciaries, successors and assigns, irrevocably and unconditionally releases, waives, and forever discharges, Barta and his heirs, executors, successors and assigns (the “Barta Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, or compensatory, punitive or any other kind of damages, which any of the Released Parties ever have had in the past or presently have against the Barta Released Parties, and each of them, arising from or relating to Barta’s employment with the Company or its affiliates or the termination of that employment or any circumstances related thereto, or any other matter, cause or thing whatsoever, including without limitation all claims arising under or relating to employment, employment contracts (including the Employment Agreement), that do not relate to or arise out of Barta’s gross negligence or intentional misconduct. This Agreement includes, without limitation, claims at law or equity or sounding in contract (express or implied) or tort, claims arising under any federal, state or local laws, or any other statutory or common law claims related to Barta’s employment or retirement as Chairman, Chief Executive Officer, Secretary, and Treasurer of the Company.

5. Exclusive Employment; Noncompetition.

(a) No Conflict; No Other Employment. Until the Separation Date, Barta shall not: (i) engage in any activity which conflicts or interferes with or derogates from the performance of Barta’s duties hereunder nor shall Barta engage in any other business activity, whether or not such business activity is pursued for gain or profit, except as approved in advance in writing by the Board of Directors of the Company; provided, however, that Barta shall be entitled to manage his personal investments and otherwise attend to personal affairs, including charitable activities, in a manner that does not unreasonably interfere with his responsibilities hereunder, or (ii) accept any other employment, whether as an executive or consultant or in any other capacity, and whether or not compensated therefor, unless Barta receives the prior written approval of the Board of Directors of the Company.

(b) No Competition. Barta acknowledges and recognizes the highly competitive nature of the Company’s business and that access to the Company’s confidential records and proprietary information renders him special and unique within the Company’s industry. In consideration of the termination of the Employment Agreement (which includes restrictions substantially similar to those provided by this Section 5) and the payment by the Company to Barta of amounts that may hereafter be paid to Barta pursuant to this Agreement and other obligations undertaken by the Company hereunder, Barta agrees that during (i) his employment with the Company and (ii) the period beginning on the Separation Date and ending on the last day of the Severance Period, Barta shall not, directly or indirectly, engage (as owner, investor, partner, stockholder, employer, employee, consultant, advisor, director or otherwise) in any Competing Business, provided that the provisions of this Section 5(b) will not be deemed breached merely because Barta owns less than 1% of the outstanding common stock of a publicly-traded company. Additionally, the Company, upon sixty (60) days written notice to Barta shall have the option subject to Barta’s mutual approval, which shall not be unreasonably withheld, to extend the No Competition Period for an additional six months in return for a six (6) month extension of the Severance Period in consideration for continued Separation Payments under Section 2(c) hereof and continued welfare coverage under Section 2(d) hereof during such extended Severance Period. For purposes of this Agreement, “Competing Business” shall mean (i) any business in which the Company is engaged as of the Effective Date in the geographic locations set forth on Schedule A hereto, including without limitation with regard to the businesses of (A) the development of medical equipment in the hemodiafiltration realm for use in ESRD chronic therapy, and (B) the development of cold water purification systems.

(c) Non-Solicitation. In further consideration of the termination of the Employment Agreement (which includes restrictions substantially similar to those provided by this Section 5) and the payment by the Company to Barta of amounts that may hereafter be paid to Barta pursuant to this Agreement and other obligations undertaken by the Company hereunder, Barta agrees that until the end of the Severance Period, he shall not, directly or indirectly, (i) solicit, encourage or attempt to solicit or encourage any of the employees, agents, consultants or representatives of the Company or any of its affiliates to terminate his, her, or its relationship with the Company or such affiliate; (ii) solicit, encourage or attempt to solicit or encourage any of the employees of the Company or any of its affiliates to become employees or consultants of any other person or entity; (iii) solicit, encourage or attempt to solicit or encourage any of the consultants of the Company or any of its affiliates to become employees or consultants of any other person or entity, provided that the restriction in this clause (iii) shall not apply if (A) such solicitation, encouragement or attempt to solicit or encourage is in connection with a business which is not a Competing Business and (B) the consultant’s rendering of services for the other person or entity will not interfere with the consultant’s rendering of services to the Company; (iv) solicit or attempt to solicit any customer, vendor or distributor of the Company or any of its affiliates with respect to any product or service being furnished, made, sold or leased by the Company or such affiliate, provided that the restriction in this clause (iv) shall not apply if such solicitation or attempt to solicit is (A) in connection with a business which is not a Competing Business and (B) does not interfere with, or conflict with, the interests of the Company or any of its affiliates; or (v) persuade or seek to persuade any customer of the Company or any affiliate to cease to do business or to reduce the amount of business which any customer has customarily done or contemplates doing with the Company or such affiliate, whether or not the relationship between the Company or its affiliate and such customer was originally established in whole or in part through Barta’s efforts. For purposes of this Section 5(c) only, the terms “customer,” “vendor” and “distributor” shall mean a customer, vendor or distributor who has done business with the Company or any of its affiliates within twelve months preceding the Separation Date.

(d) Until the end of the Severance Period, Barta agrees that upon the earlier of Barta’s (i) negotiating with any Competitor (as defined below) concerning the possible employment of Barta by the Competitor, (ii) receiving an offer of employment from a Competitor, or (iii) becoming employed by a Competitor, Barta will (A) immediately provide written notice to the Company (the “Competition Notice”) of such circumstances and (B) provide copies of Section 5 of this Agreement to the Competitor and, at Barta’s discretion, any other Sections and/or subsections of this Agreement. Barta further agrees that should the Company reasonably consider Barta’s proposed employment to be in violation of the terms of this Agreement, the Company may provide notice to a Competitor of Barta’s obligations under this Agreement, including without limitation Barta’s obligations pursuant to Section 5 hereof, subject to Barta first receiving five (5) days prior written notice of Company’s intent to notify any such Competitor and the basis for asserting such a violation hereof. Barta shall not accept employment with a Competitor until at least ten (10) days after the Company receives the Competition Notice with respect thereto. For purposes of this Agreement, “Competitor” shall mean any entity (other than the Company or any of its affiliates) that engages, directly or indirectly, in any Competing Business.

(e) Barta understands that the provisions of this Section 5 may limit his ability to earn a livelihood in a business similar to the business of the Company or its affiliates but nevertheless agrees and hereby acknowledges that the consideration provided under this Agreement, including without limitation the termination of the Employment Agreement, which includes restrictions substantially similar to those provided by this Section 5, and the other obligations undertaken by the Company hereunder, is sufficient to justify the restrictions contained in such provisions. In consideration thereof and in light of Barta’s education, skills and abilities, Barta agrees that he will not assert in any forum that such provisions prevent him from earning a living or otherwise are void or unenforceable or should be held void or unenforceable.

(f) Barta shall, prior to the end of the Severance Period and Subsequent thereto, if necessary, direct all requests for references from prospective employers to Company’s Chief Financial Officer, who shall provide in response to any such inquiry only the dates of his employment and the position he occupied at the time of the separation of employment from Company and state that Company policy precludes the disclosure of additional information.

6. Invention and Proprietary Property.

(a) Definition of Proprietary Property. For purposes of this Agreement, “Proprietary Property” shall mean designs, specifications, ideas, formulas, discoveries, inventions, improvements, innovations, concepts and other developments, trade secrets, techniques, methods, know-how, technical and non-technical data, works of authorship, computer programs, computer algorithms, computer architecture, mathematical models, drawings, trademarks, copyrights, customer lists, marketing plans, and all other matters which are legally protectable or recognized as forms of property, whether or not patentable or reduced to practice or to a writing.

(b) Assignment of Proprietary Property to the Company or its Subsidiaries. Barta hereby agrees to assign, transfer and set over, and Barta does hereby assign, transfer and set over, to the Company (or, as applicable, a subsidiary of the Company), without further compensation, all of Barta’s rights, title and interest in and to any and all Proprietary Property which Barta, either solely or jointly with others, has conceived, made or suggested or may hereafter conceive, make or suggest, in the course of Barta’s employment with the Company.

The assignment of Proprietary Property hereunder includes without limitation all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as moral rights (“Moral Rights”). To the extent that such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Barta hereby waives such Moral Rights and consents to any action of the Company or any subsidiary of the Company that would violate such Moral Rights in the absence of such consent. Barta also will endeavor to facilitate such use of any such Moral Rights as the Company, or, as applicable, a subsidiary of the Company, shall reasonably instruct, including confirming any such waivers and consents from time to time as requested by the Company (or, as applicable, a subsidiary of the Company).

(c) Works for Hire. Barta acknowledges that all original works of authorship or other creative works made by Barta (solely or jointly with others) within the scope of the employment of Barta by the Company and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101). To the extent such original work of authorship or other creative works are not works made for hire, Barta hereby assigns to the Company (or, as directed by the Company, to a subsidiary of the Company) all of the rights comprised in the copyright of such works.

(d) Disclosure of Proprietary Property and Execution of Documents. Barta further agrees to promptly disclose to the Company any and all Proprietary Property which Barta has assigned, transferred and set over or will assign, transfer and set over as provided in Section 6(b) above, and Barta agrees to execute, acknowledge and deliver to the Company (or, as applicable, to a subsidiary of the Company), without additional compensation and without expense to Barta, any and all instruments reasonably requested, and to do any and all lawful acts which, in the reasonable judgment of the Company or its attorneys (or, as applicable, a subsidiary of the Company or its attorneys) may be required or desirable in order to vest in the Company or such subsidiary all property rights with respect to such Proprietary Property.

(e) Enforcement of Proprietary Rights. Barta will assist the Company (or, as applicable, a subsidiary of the Company) in every proper way to obtain, assign to the Company (or, as directed by the Company, to a subsidiary), confirm and from time to time enforce, United States and foreign patent trade secret, trademark, copyright, mask work, and other intellectual property rights relating to Proprietary Property in any and all countries. To that end Barta will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company, or, as applicable, a subsidiary of the Company, may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment of such Proprietary Property. In addition, Barta will execute, verify and deliver assignments of such Proprietary Property and all rights therein to the Company, its subsidiary or its or their designee. The obligation of Barta to assist the Company, or, as applicable, a subsidiary of the Company, with respect to proprietary rights relating to such Proprietary Property in any and all countries shall continue beyond the termination of employment, but the Company, or as applicable, a subsidiary of the Company, shall compensate Barta at a mutually agreed upon fee, in addition to any expenses, after such termination.

In the event the Company, or, as applicable, a subsidiary of the Company, is unable for any reason, after reasonable effort, to secure the signature of Barta on any document needed in connection with the actions specified in the preceding paragraph, Barta hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as agent and attorney in fact, which appointment is coupled with an interest, to act for and on behalf of Barta, to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Barta. Barta hereby waives and quitclaims to the Company or, as applicable, a subsidiary of the Company, any and all claims, of any nature whatsoever, which Barta now or may hereafter have for infringement of any proprietary rights assigned hereunder to the Company or such subsidiary.

(f) Third Party Information. To the extent Barta has or possesses any Confidential Information (as hereinafter defined) belonging to Barta or to others, Barta shall not use or disclose to the Company or its subsidiaries or induce the Company or its subsidiaries to use any such Confidential Information unless the Company or its subsidiaries have a legal rights to use such Confidential Information. Barta will promptly advise the Company in writing if any of Barta’s involvement with the Company or any subsidiary of the Company might result in the possible violation of Barta’s undertakings to others or the use of any Confidential Information of Barta or of others.

7. Confidential Information.

(a) Existence of Confidential Information. The Company and its subsidiaries own and have developed and compiled, and the Company and its subsidiaries will develop and compile during the Transition Period, certain proprietary techniques and confidential information, which have and will have great value to their businesses (referred to in this Agreement, collectively, as “Confidential Information”). Confidential Information includes not only information disclosed by the Company (or, as applicable, a subsidiary of the Company) to Barta, but also information developed or learned by Barta during the course or as a result of employment with the Company, which information shall be the property of the Company or, as applicable, such subsidiary. Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Company or any of its subsidiaries is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company or its subsidiary, whether or not such information is specifically labeled as Confidential Information by the Company or such subsidiary. By way of example and without limitation, Confidential Information includes any and all information developed, obtained, licensed by or owned by the Company or any of its subsidiaries concerning trade secrets, techniques, know-how (including designs, plans, procedures, merchandising, marketing, distribution and warehousing know-how, processes, and research records), software, computer programs and designs, development tools, all Proprietary Property, and any other intellectual property created, used or sold (through a license or otherwise) by the Company or any of its subsidiaries, electronic data information know-how and processes, innovations, discoveries, improvements, research, development, test results, reports, specifications, data, formats, marketing data and plans, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, budgets, projections, customer, supplier, licensee, licensor and subcontractor identities, characteristics, agreements and operating procedures, and salary, staffing and employment information. Confidential Information shall not include any information once it has been disclosed to the public or becomes part of the public domain other than as a result of any breach hereof by Barta.

(b) Protection of Confidential Information. Barta acknowledges and agrees that in the performance of Barta’s duties under the Employment Agreement as well as his continuing duties hereunder, the Company or a subsidiary of the Company may have disclosed to and entrusted, or during the Transition Period may disclose to and entrust, Barta with Confidential Information which is the exclusive property of the Company or such subsidiary and which Barta may possess or use only in the performance of Barta’s duties to the Company. Barta also acknowledges that Barta is aware that the unauthorized disclosure of Confidential Information, among other things, may be prejudicial to the Company’s or its subsidiaries’ interests, an invasion of privacy and an improper disclosure of trade secrets. Barta shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership or other entity, individual or other third party, other than in the course of Barta’s assigned duties and for the benefit of the Company, any Confidential Information, either before the Separation Date or thereafter.

8. Return of the Company Property. Within seven (7) days of the Separation Date, Barta shall, to the extent not previously returned or delivered: (a) return all equipment, records, files, programs or other materials and property in his possession which belongs to the Company or any one or more of its affiliates, including, without limitation, all, computer access codes, Blackberries, credit cards, keys and access cards, except as otherwise stated in this Section; and (b) deliver all original and copies of notes, materials, records, plans, technical data or other documents, files or programs (whether stored in paper form, computer form, digital form, electronically or otherwise), other than this Agreement and copies of this Agreement, that relate or refer to (1) the Company or any one or more of its affiliates, or (2) the Company or any one or more of the Company’s affiliates’ financial statements, business contacts, and sales. By signing this Agreement, Barta represents and warrants that he has not retained and has or will timely return and deliver all the items described or referenced in subsections (a) or (b) above; and, that should he later discover additional items described or referenced in subsections (a) or (b) above, he will promptly notify the Company and return/deliver such items to the Company. Before Barta returns any computers, Blackberry, personal digital assistant or other electronic storage device, Barta may delete any personal information. The desktop and laptop computers used by and in the possession of Barta (the “Barta Computers”) shall remain the property of Barta. With respect to Company information contained in the Barta Computers, Barta shall delete any such Company information, after first providing the Company with a copy of such Company information, while retaining his personal information. The desk created by Barta and maintained in his office at the Company is Barta’s property and may be removed by him.

9. Material Breach of Agreement.

(a) In the event Barta knowingly fails to materially fulfill any of his obligations in this Agreement during the Severance Period, or Barta or anyone acting on his behalf brings suit against the Company seeking to declare any term of this Agreement void or unenforceable and if one or more material terms of this Agreement are ruled by a court or arbitrator to be void or unenforceable or subject to reduction or modification, then the Company shall be entitled to (i) terminate the Agreement, (ii) terminate any remaining Separation Payments set forth in Section 2, and Barta will not be entitled to receive any remaining Separation Payments, (iii) recover attorneys’ fees, expenses and costs the Company incurs in any such action, and/or (iv) recover any and all other relief and damages to which the Company may be entitled at law or in equity as a result of a breach of this Agreement. Among other things, any breach of Sections 5, 6 or 7 of this Agreement shall be deemed a Material Breach of this Agreement immediately, if not susceptible to cure, or if uncured for seven (7) days after notice thereof has been delivered to Barta

(b) In the event Company knowingly fails to materially fulfill any of its obligations in this Agreement during the Transition Period and/or Severance Period, or Company or anyone acting on its behalf brings suit against Barta seeking to declare any term of this Agreement void or unenforceable and if one or more material terms of this Agreement are ruled by a court or arbitrator to be void or unenforceable or subject to reduction or modification, then Barta shall be entitled to (i) terminate the Agreement, (ii) continue to receive any remaining Transition Payments, Separation Payments and other benefits to which he is entitled pursuant to Section 2 of this Agreement, (iii) terminate the exclusive employment and noncompetition provisions of Section 5 of this Agreement, (iv) recover attorneys’ fees, expenses and costs Barta incurs in any such action, and/or (v) recover any and all other relief and damages to which the Barta may be entitled at law or in equity as a result of a breach of this Agreement. Nonpayment of Transition Payments, Separation Payments, and/or any other benefits to be paid to Barta under Section 2 shall be deemed a Material Breach of this Agreement if uncured for seven (7) days after notice thereof has been delivered to the Company.

10. Mutual Non-Disparagement.

(a) Barta agrees that he will not, directly or indirectly, disclose, communicate, or publish any disparaging information concerning the Company, its affiliates, its officers and directors, its customers or clients, operations, technology, proprietary or technical information, or software whatsoever, or cause others to disclose, communicate, or publish any disparaging information concerning the same. Barta further agrees that he will not disclose, directly or indirectly, communicate, or publish any disparaging information concerning the terms of his employment with the Company, any other circumstance that arose from his employment with the Company or separation from employment, or any action or event that occurred during his employment with the Company, or cause others to disclose, communicate, or publish any disparaging information concerning the same;

(b) The Company, including its officers and directors, agrees that it will not, directly or indirectly, disclose, communicate, or publish any disparaging information concerning Barta, or cause others to disclose, communicate, or publish any disparaging information concerning the same. The Company further agrees that it will not disclose, directly or indirectly, communicate, or publish any disparaging information concerning the terms of Barta’s employment with the Company or separation from employment, any other circumstance that arose from Barta’s employment with the Company, or any action or event that occurred during Barta’s employment with the Company, or cause others to disclose, communicate, or publish any disparaging information concerning the same.

11. Not An Admission of Wrongdoing. This Agreement shall not in any way be construed as an admission by any party of any acts of wrongdoing, violation of any statute, law or legal or contractual right.

12. Entire Agreement. This Agreement (including all exhibits hereto) contains the entire agreement and understanding between the Parties in respect of Barta’s employment, termination and related issues and supersedes, cancels and annuls any prior or contemporaneous written or oral agreements, understandings, commitments and practices between them respecting Barta’s employment, termination and related issues, including the Employment Agreement and all similar agreements, if any, between the Company and Barta, which agreements are hereby terminated and shall be of no further force or effect.

13.  Voluntary Execution of the Agreement. Barta and the Company represent and agree that they have had an opportunity to review all aspects of this Agreement, and that they fully understand all the provisions of the Agreement and are voluntarily entering into this Separation Agreement and the General Release. Barta further represents that he has not transferred or assigned to any person or entity any claim involving the Company or any portion thereof or interest therein.

14. Binding Effect. This Agreement shall be binding upon the Company and upon Barta and his heirs, administrators, representatives, executors, successors and assigns. In the event of Barta’s death, this Agreement shall operate in favor of his estate and all payments, obligations and consideration will continue to be performed in favor of his estate.

15. Severability. Should any provision of this Agreement be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.

16. Entire Agreement. This Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements, understandings, or representations (written or oral) between the parties pertaining to Barta’s employment with the Company, the subject matter of this Agreement or any other term or condition of the relationship between the Company and Barta including the Employment Agreement. Barta represents and acknowledges that in executing this Agreement, he does not rely, and has not relied, upon any representation(s) by the Company or its agents except as expressly contained in this Agreement.

17. Knowing and Voluntary Waiver. Barta, by Barta’s free and voluntary act of signing below, (i) acknowledges that he was provided with an initial draft of this Agreement on September 5, 2008 and has been given a period of twenty-one (21) days to consider whether to agree to the terms contained herein, (ii) acknowledges that he has been advised to consult with an attorney prior to executing this Agreement, (iii) acknowledges that he understands that this Agreement specifically releases and waives all rights and claims he may have under the Age Discrimination in Employment Act, as amended, prior to the date on which he signs this Agreement, and (iv) agrees to all of the terms of this Agreement and intends to be legally bound thereby. The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has contributed to its preparation (with advice of counsel). Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor of or against either party, regardless of which party generally was responsible for the preparation of this Agreement.

Barta understands and acknowledges that he has seven (7) days after he executes this Agreement to revoke the release of his claims under the ADEA. During this seven-day revocation period, Barta may revoke his agreement to release claims under the ADEA by indicating in writing to the Company his intention to revoke. If Barta exercises his right to revoke such release, he shall forfeit his right to receive any of the payments or benefits provided for herein, and to the extent such payments or benefits have already been made, Barta agrees that he will immediately reimburse the Company for the amounts of such payments and benefits.

18. Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, return receipt requested, with postage prepaid, or by overnight courier: if to Barta, to Barta’s at 48 Essex Drive, Mendham, New Jersey 07945, or as otherwise designated by Barta, with a copy (which shall not constitute notice) to Bernstein & Manahan, LLC, 2633 Main Street, Suite 102, Lawrenceville, New Jersey 08648, attention: Edward M. Bernstein, Esq.; or, if to the Company, to the Company’s principal executive office, attention: Chairman of the Compensation Committee of the Board of Directors, with a copy (which shall not constitute notice) to Haynes and Boone, LLP, 1221 Avenue of the Americas, New York, NY 10020, attention: David M. Zlotchew, Esq. All such notices, requests, consents and approvals shall be effective upon being deposited in the United States mail or with the overnight courier service, as applicable. However, the time period in which a response thereto must be given shall commence to run from the date of receipt on the return receipt of the notice, request, consent or approval by the addressee thereof. Intentional rejection or other refusal to accept, or the inability to deliver because of changed address of which no notice was given as provided herein, shall be deemed to be receipt of the notice, request, consent or approval sent. Any party may change the address to which notices and other communications are to be delivered by giving the other party notice in accordance with this Section 18.

19. Governing Law. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of New York. The Company and Barta agree that the language on this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, any of the parties.

20. Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereby irrevocably and unconditionally consents to the exclusive jurisdiction of any federal or state court of New York sitting in New York County and irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby shall be litigated exclusively in such Courts. Each of the parties agrees not to commence any legal proceeding related hereto except in such Courts. Each of the parties irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such Court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such Court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably waives any right it may have to a trial by jury in any such action, suit or proceeding. Each of the parties agrees that the prevailing party in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be entitled to recover its reasonable fees and expenses in connection therewith, including legal fees.

21. Counterparts. This Agreement may be executed in counterparts, each of which when executed and delivered (which deliveries may be by facsimile) shall be deemed an original and all of which together shall constitute one and the same instrument.

22. No Assignment Of Claims. Each of the Company and Barta represents to the other that it has not transferred or assigned, to any person or entity, any claim involving the other party, the Employment Agreement or Barta’s employment by the Company, or any portion thereof or interest therein.

23. Assignment and Transfer.

(a) Company. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company’s business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise) and shall thereafter become binding upon such purchasers, successors and/or assignees of the Company.

(b) Barta. Barta’s rights and obligations under this Agreement shall not be transferable by Barta by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void; provided, however, that if Barta shall die, all amounts then payable to Barta hereunder shall be paid in accordance with the terms of this Agreement to Barta’s devisee, legatee or other designee or, if there be no such designee, to Barta’s estate.

24. Cooperation. Following the Effective Date (including during the Transition Period), the parties hereto shall cooperate with each other, as reasonably requested by the other party , to effect a transition of Barta’s responsibilities and to ensure that the Company is aware of all matters being handled by Barta and to effectuate the consideration being paid to Barta during the Transition Period and the Severance Period.

25. No Amendment/Waiver. This Agreement may not be amended or modified in any manner nor may any of its provisions be waived except by written amendment executed by the parties. A waiver, modification or amendment by a party shall only be effective if (a) it is in writing and signed by the parties, (b) it specifically refers to this Agreement and (c) it specifically states that the party, as the case may be, is waiving, modifying or amending its rights hereunder. Any such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

26. Remedies for Breach. The parties hereto agree that Barta is obligated under this Agreement to render personal services during the Transition Period and the Severance Period of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement special value, and, in the event of a breach or threatened breach of any covenant of Barta herein, the injury or imminent injury to the value and the goodwill of the Company’s and its subsidiaries’ businesses could not be reasonably or adequately compensated in damages in an action at law. Accordingly, Barta acknowledges that the Company (and as applicable, one or more of its subsidiaries) shall be entitled to seek injunctive relief or any other equitable remedy against Barta in the event of a breach or threatened breach of Sections 5, 6 or 7 of this Agreement. The rights and remedies of Barta and the Company are cumulative and shall not be exclusive, and each of Barta and the Company shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by Barta or the Company shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

27. Survival. Cessation or termination of Barta’s employment with the Company upon the Separation Date or otherwise shall not result in termination of this Agreement. The respective obligations, rights and benefits of Barta and the Company, as provided in this Agreement, including, without limitation, Sections 5, 6 and 7 hereof, shall survive cessation or termination of Barta’s employment hereunder or termination of this Agreement; provided, however, that Section 5 hereof may be terminated under certain circumstances in accordance with Section 9(b) hereof.

28. Acknowledgments by the Company. The Company acknowledges that (i) this Agreement is not a fraudulent transfer as described in 11 U.S.C. § 548; (ii) the Company and Barta are entering into this Agreement in good faith and in the ordinary course of business; (iii) by entering into this Agreement, the Company does not intend to hinder, delay, or defraud any creditors of either the Company or both; and, (iv) the Company received at least a reasonably equivalent value in exchange for its obligations hereunder.

[Remainder of Page Intentionally Left Blank]

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT,
THAT I UNDERSTAND ALL OF ITS TERMS AND THAT I AM RELEASING CLAIMS AND
THAT I AM ENTERING INTO IT VOLUNTARILY.

AGREED TO BY:

/s/ Norman J. Barta	9-16-2008
Norman J. Barta	Date

STATE OF NEW JERSEY

COUNTY OF MORRIS

Before me, a Notary Public, on this day personally appeared NORMAN J. BARTA, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledges to me that he has executed this Agreement on behalf of himself and his heirs, for the purposes and consideration therein expressed.

Given under my hand and seal of office this 16th day of September, 2008.

/s/
Notary Public in and for the State of New Jersey

(PERSONALIZED SEAL)

NEPHROS, INC.

By:	/s/ Gerald J. Kochanski	9-15-2008
	Name: Gerald J. Kochanski	Date
Title: V.P. & CFO

STATE OF NEW YORK

COUNTY OF NEW YORK

Before me, a Notary Public, on this day personally appeared Gerald J. Kochanski, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of NEPHROS, INC., and that he has executed the same on behalf of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

Given under my hand and seal of office this 15th day of September, 2008.

/s/
Notary Public in and for the State of New York

(PERSONALIZED SEAL)

EXHIBIT A

__________________, 2008

Nephros, Inc.
ATTN:

I hereby resign from the Board of Directors of Nephros, Inc. (the “Company”), and resign my positions as Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer with the Company, and all other officer, director and employee positions of the Company and its subsidiaries and affiliates, other than the Transition Role (as defined in the Separation Agreement between the Company and me, as previously presented to me), effective immediately.

Sincerely,

Norman J. Barta

SCHEDULE A

ESRD Therapy:
United States
European Union
Japan

Water Filtration:
United States
European Union
Japan